As filed with the Commission on September 17, 2003

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEAR CORPORATION
(exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of principal executive offices)	48086-50085 (zip code)

Lear Corporation Long-Term Stock Incentive Plan
(Full Title of the Plan)

Daniel A. Ninivaggi
Vice President, Secretary and General Counsel
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034
(Name and address of agent for service)
(248) 447-1500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities		Proposed maximum
to be registered	Amount to be	offering price per	Proposed maximum	Amount of
(1)	registered (1)	share (2)	offering price (2)	registration fee

Common Stock, $.01 par value	3,000,000 shares	$52.935	$158,805,000	$12,848

(1)	Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Lear Corporation common stock, par value $.01 (“Common Stock”), which may be issuable under the Lear Corporation Long-Term Stock Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of Common Stock on the New York Stock Exchange Composite Tape on September 11, 2003, which was $52.935.

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Opinion of Winston & Strawn LLP
Consent of Ernst & Young LLP
Notice Regarding Consent of Arthur Andersen LLP

EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 3,000,000 shares of common stock, par value $.01 of Lear Corporation that may be awarded under the Company’s Long-Term Stock Incentive Plan, as amended.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 as filed on November 19, 1996, Registration Statement No. 333-16413, as amended, are incorporated by reference into this Registration Statement.

Item 8. Exhibits

Exhibit
Number	Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

23.3	Notice regarding Consent of Arthur Andersen LLP

24.1	Powers of Attorney (included on the signature page hereof)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 17th day of September, 2003.

LEAR CORPORATION

By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi Vice President, Secretary and General Counsel

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Wajsgras and Daniel A. Ninivaggi and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman and Chief Executive Officer (Principal Executive Officer)	September 17, 2003

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman	September 17, 2003

/s/ David C. Wajsgras David C. Wajsgras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 17, 2003

/s/ William C. Dircks William C. Dircks	Vice President and Corporate Controller (Principal Accounting Officer)	September 17, 2003

/s/ Kenneth L. Way Kenneth L. Way	Director	September 17, 2003

/s/ Larry W. McCurdy Larry W. McCurdy	Director	September 17, 2003

/s/ James A. Stern James A. Stern	Director	September 17, 2003

/s/ David P. Spalding David P. Spalding	Director	September 17, 2003

Roy E. Parrott	Director

/s/ David E. Fry David E. Fry	Director	September 17, 2003

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	September 17, 2003

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

23.3	Notice regarding Consent of Arthur Andersen LLP

24.1	Powers of Attorney (included on the signature page hereof)